                                                                   Exhibit 10(x)

                        SEPARATION AGREEMENT AND RELEASE

         The parties to this Separation Agreement and Release ("Agreement") are Oglebay Norton Company (hereinafter referred to as "Oglebay") and Richard J. Kessler (hereinafter referred to as "Kessler"). This Agreement is entered into for the purpose of fully and totally releasing and settling all present and/or future claims or disputes between the parties arising out of events, whether known or unknown, suspected or unsuspected, occurring prior to the signing of this Agreement.

         WHEREAS, Kessler is presently employed as Oglebay's Vice President and Chief Financial Officer; and

         WHEREAS, Kessler and Oglebay are mutually desirous of terminating the employment relationship; and

         WHEREAS, Kessler and Oglebay are further desirous of entering into a comprehensive agreement to settle and satisfy any and all claims as may be related to the termination of said employment relationship;

         NOW, THEREFORE, in consideration of the promises and covenants contained herein, the parties agree as follows:

         1. EMPLOYMENT TERMINATION. The parties hereby acknowledge and agree that the employment relationship between Oglebay and Kessler will be terminated as of December 31, 1999.

                  1. Effective as of March 9, 1998, Kessler will voluntarily resign as Vice President and Chief Financial Officer of Oglebay.



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                  2.       Kessler will continue to be employed by Oglebay in
                           the capacity of a consultant until December 31, 1999. During such period Oglebay agrees to pay compensation for the services described below at the rate of $159,000 per year paid monthly. Kessler acknowledges that he will not participate in the 1998 and 1999 Performance Management Process bonuses. Between March 1, 1998 and December 31, 1999, Oglebay shall further provide to Kessler all other benefits as are provided to full-time salaried employees of Oglebay.

                  3. CONSULTING DUTIES. Between March 1, 1998 and December 31, 1999, Kessler's primary responsibility will be to facilitate the transition of duties and responsibilities to the person chosen by Oglebay to be the next Chief Financial Officer. The transitional duties are expected to require Kessler's full time and best efforts. Kessler will further assist the Chief Financial Officer and the President and Chief Executive Officer on special projects. At such time that it is mutually agreed and to the extent that Kessler's full time and best efforts are no longer needed by Oglebay, Kessler will be free to pursue other interests.

         2. LIFE INSURANCE. Oglebay further agrees to pay all premiums on Kessler's insurance policy under the Executive Life Program in accordance with the agreement dated June 3, 1992, entered into between Kessler and R. Thomas Green, Jr. on behalf of Oglebay.

         3. RETIREMENT BENEFITS. Commencing December 31, 1999, if Kessler terminates the employment relationship by retirement, Oglebay agrees that Kessler


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                  shall be entitled to receive a monthly pension benefit of
                  $9,000 per month (including amounts payable to Kessler under any defined benefit plan or supplemental defined benefit plan presently maintained by Oglebay), subject to appropriate actuarial adjustments for optional forms of payment as provided for under Oglebay's Salaried Benefit Plan. If Kessler's employment relationship with Oglebay is terminated by reason of his death prior to December 31, 1999, he will be presumed to have retired the day before he died and his spouse will then be entitled to Pre-Retirement Death Benefits as prescribed in the Salaried Pension Plan and will be based on the above $9,000 per month figure.

          4. RETIREMENT PLANNING FEES. Oglebay shall pay up to $5,000 for any and all retirement planning consultation deemed necessary by Kessler prior to his retirement on December 31, 1999. In addition to the payment and reimbursement for such consultation, Oglebay shall pay to Kessler an additional amount sufficient to pay all federal, state and local taxes incurred by Kessler as a result of (a) the payment of the expense or receipt of the reimbursement and (b) the receipt of the additional payment.

         5. In consideration of the foregoing, Kessler agrees, if applicable, to dismiss with prejudice any and all charges, complaints, claims or legal actions now pending before any administrative agency (state or federal) or court, and agrees not to initiate or maintain any charges, complaints, claims, legal actions or grievances arising out of or in connection with his previous employment with or separation from Oglebay, his claimed right to severance


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                  pay, or any events occurring prior to the signing of this
                  Agreement before any court or any administrative agency in the future, except a charge brought pursuant to the provision of 29 U.S.C. Section 626(f)(4). The right to file such a charge and the resolution of such charge shall have no force and effect on any other provision set forth in this Agreement.

         6. In further consideration of the foregoing, Kessler agrees to release and forever discharge Oglebay and any of its past, present or future affiliated companies, subsidiaries, divisions, and any and all of Oglebay's past, present, and future officers, agents, directors, representatives, employees, shareholders and, as applicable, their successors, assigns, heirs and executors, from any and all claims, including, but not limited to, employment, re-employment, demands, liability, obligations, damages, rights, costs, losses, debts and expenses (including but not limited to attorneys' fees), causes of actions, or lawsuits based upon, related to, or arising out of his employment with and separation from Oglebay, with respect to any events, whether known or unknown or suspect or unsuspected, occurring prior to the signing of this Agreement. This Agreement not to sue includes, but is not limited to:

                           claims, actions, causes of action or liabilities arising under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act, as amended; Employee Retirement Income Security Act of 1974, as amended; the Older Workers Benefits Protection Act, as amended; 42 U.S.C. Section 1981, as amended; the Civil Rights Act of 1991, as amended; the Worker Adjustment and Retaining Notification Act, as amended; the Rehabilitation Act of 1973, as amended; the Americans with Disabilities Act, as amended; the Family


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                           and Medical Leave Act, as amended; any state
                           anti-discrimination, civil rights or human rights laws, any other federal, state, or municipal employment discrimination statutes and decisional law including, but not limited to, claims based on age, sex, attainment of benefit plan rights, race, religion, national origin, marital status, sexual orientation, ancestry, harassment, parental status, handicap, disability, retaliation, and veteran status, as well as claims for breach of contract, employee benefits, implied contract, promissory estoppel, defamation, tort claims, and any common law claims recognized now or later, including violations of public policy.

         7. Kessler further agrees that he will not divulge the terms of this Agreement to any person or entity whatsoever at any time, except to his spouse and attorney, unless required to do so by law. Should Oglebay Norton Co. prove that the terms were divulged by Kessler then Kessler shall return all consideration tendered and will totally and fully release Oglebay from all obligations, claims, charges, complaints or causes of action and Kessler will be entitled to no rights, remedies or causes thereafter.

         8. Kessler acknowledges that he has been given a period of at least twenty-one (21) days within which to consider this Agreement prior to the execution of it and that he has reviewed its terms and considered its effect, including the foregoing release of claims. Kessler also acknowledges that he has been advised in writing to consult with an attorney prior to executing it. Kessler understands that for a period of seven (7) days following the execution of this Agreement, he may revoke it, and that this Agreement shall not become effective or enforceable until the revocation period of seven
                  (7) days has expired. Kessler understands that in order to revoke this Agreement within this seven (7) day time period he must provide written notice of that intention to Paul V. Gorman, Oglebay's Assistant Vice President of Human


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                  Resources ("Gorman") so that Gorman may actually and
                  personally receive notice of the revocation.

         9. It is agreed that the execution and/or implementation of this Agreement does not in any way constitute or represent an admission of any kind by Oglebay and/or by Kessler.

         10. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties and the terms hereof are contractual and not mere recitals. This Agreement shall be added to the schedule of agreements for Oglebay's grantor trust known as Rabbi Trust II. All prior agreement(s) relative to Kessler's employment are hereby terminated and only this Agreement shall be listed on the aforementioned schedule of agreements. No modification or amendment of this Agreement shall be valid or binding unless contained in a written instrument and signed by the parties hereto.

         11. GOVERNING LAW. This Agreement shall be construed under the laws of the State of Ohio and shall in all respect be interpreted, enforced and governed under the law of said State.



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                               READ BEFORE SIGNING
                               -------------------

         I HAVE CAREFULLY READ AND FULLY UNDERSTAND THE PROVISIONS OF THIS SETTLEMENT AGREEMENT AND RELEASE. THIS RELEASE INCLUDES CLAIMS OR RIGHTS AND ALLEGED CLAIMS OR RIGHTS RELATING TO FEDERAL, STATE, OR LOCAL LAWS PROHIBITING EMPLOYMENT DISCRIMINATION, WHETHER BASED ON AGE, SEX, RACE, COLOR, NATIONAL ORIGIN, RELIGION, HANDICAP OR MARITAL, PARENTAL OR VETERAN STATUS OR CLAIMS GROWING OUT OF ANY LEGAL RESTRICTIONS ON OGLEBAY'S RIGHT TO TERMINATE ITS EMPLOYEES. I HAVE NOT RELIED UPON ANY OTHER REPRESENTATION OR STATEMENT WRITTEN OR ORAL. I HAVE HAD TIME TO CONSULT WITH AN ATTORNEY OF MY CHOICE PRIOR TO EXECUTING THIS SETTLEMENT AGREEMENT AND RELEASE.

         IN WITNESS WHEREOF, the parties have hereunto set their hands this 23rd & 24th day of March, 1998.
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
Witnessed:

                                         OGLEBAY NORTON COMPANY
        /s/ Lou Ann Anghel               By:    /s/ John N. Lauer
---------------------------------           --------------------------------
                                              John N. Lauer
------------------------------           Its: President and Chief Executive Officer

                                         By:    /s/ Paul V. Gorman, Jr.
                                            --------------------------------
                                            Paul V. Gorman, Jr.
                                         Its: Assistant Vice President of Human Resources

                                         Date:          3-23-98
                                              ------------------------------

       /s/ Marilyn K. Pell                      /s/ Richard J. Kessler
---------------------------------       ------------------------------------
                                        Richard J. Kessler
---------------------------------
                                         Date:        3-24-98
                                              ------------------------------
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